                                                                     EXHIBIT 2.3


                AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

     This Amendment No. 2 to Agreement and Plan of Merger ("Amendment") is made as of this 16th day of January, 2001, by and among New Focus, Inc., a Delaware corporation ("Parent"), JCA Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), JCA Technology, Inc., a California corporation (the "Company"), James Chao (the "Principal Shareholder") and each of the other shareholders of the Company set forth on Exhibit A of the Merger Agreement (as defined below) (together with the Principal Shareholder, the "Company Shareholders") and amends that certain Agreement and Plan of Merger, dated as of October 25, 2000 (the "Merger Agreement"), by and among Parent, Merger Sub, the Company and the Company Shareholders, as amended by the Amendment No. 1 to Agreement and Plan of Merger, dated as of December 21, 2000, by and among Parent, Merger Sub, the Company and the Company Shareholders. Parent, Merger Sub, the Company and the Company Shareholders are sometimes referred to herein, individually, as a "Party," and, collectively, as the "Parties."

                                    RECITALS

     WHEREAS, the Merger Agreement currently provides that at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease with the Company continuing as the surviving corporation of the Merger;

     WHEREAS, the Parties mutually desire that the Merger Agreement be amended pursuant to the terms hereof to provide that at the Effective Time the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall cease with Merger Sub continuing as the surviving corporation of the Merger; and

     WHEREAS, the Parties still wish to enter into the transactions contemplated in the Merger Agreement on such terms contained therein, as amended hereby;

     NOW THEREFORE, in consideration of the foregoing, the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to modify the Merger Agreement as follows:

                                    ARTICLE I

                                   AMENDMENTS

     A.   Amendments.

     1. The text "2000 Restricted Stock Plan" is replaced with the text "2001 Restricted Stock Plan" in each place it appears.

     2. The text "Merger Sub with and into the Company" contained in the first recital of the Merger Agreement shall be deleted in its entirety and the text "the Company with and into Merger Sub" shall be inserted in lieu thereof.


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     3.   Section 2.1 of the Merger Agreement is hereby amended in its entirety to read:

     "SECTION 2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the CCC, the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall cease. Merger Sub shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger and shall persist as of the Effective Time as a wholly-owned subsidiary of Parent."

     4. Section 2.5 of the Merger Agreement is hereby amended in its entirety to read:

     "SECTION 2.5 ARTICLES OF INCORPORATION; BYLAWS.

     (a) At the Effective Time and without any further action on the part of the Company or Merger Sub, the articles of incorporation of Merger Sub shall be the articles of incorporation of the Surviving Corporation following the Effective Time.

     (b) At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation following the Effective Time."

     5. Section 2.6 of the Merger Agreement is hereby amended in its entirety to read:

     "SECTION 2.6 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal."

     6. The text "2001" is inserted immediately before the text "Reserved" in the fourth line of Section 3.16(k).

     7. The text of Section 6.20 of the Merger Agreement is hereby deleted in its entirety and the text "[Reserved]" shall be inserted in lieu thereof.

     8. The text "(if such approval is required under the current rules applicable to such exchange in order for such shares to be tradable thereon)" shall be inserted immediately following the word "Market" in the third line of
Section 7.1(f).

     9. The contact information for Parent, Merger Sub and the Company (post-Closing) contained in Section 10.1 of the Merger Agreement is amended in its entirety to read as follows:

        "5215 Hellyer Ave., Suite 100
        San Jose, CA  95138-1001
        Attention: President
        Fax No.: (408) 980-8883"


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

     10. The text "No certificates for the Restricted Stock shall be tendered at the Closing. At the Closing, each share of Restricted Stock shall be cancelled on the books of the Company and each grantee thereof shall be entitled to receive the consideration therefor described in Section 2.7(a), after giving effect to any required Tax withholdings, without any action on the part of such grantee." shall be inserted immediately following the first sentence of Section 2.9(a).

     11. Section 3.5(a) of the Company Disclosure Schedule is hereby deleted in its entirety and replaced with a new Section 3.5(a) attached hereto as Exhibit 1.

     12.  The text "400,000" set forth opposite Latham & Watkins' name on
Section 6.15 of the Company Disclosure Schedule is hereby deleted and the text "450,000" is inserted in lieu thereof.

     13. Section 6.16 of the Company Disclosure Schedule is hereby deleted in its entirety and replaced with a new Section 6.16 attached hereto as Exhibit 2.

     14. The Recital A of the form of Escrow Agreement attached to the Merger Agreement as Exhibit C thereto is hereby amended in its entirety to read:

     "Parent is acquiring all of the capital stock of the Company pursuant to an Agreement and Plan of Merger, dated as of October 25, 2000, by and among Parent, JCA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the Company and the holders of the common stock, no par value per share of the Company (the "Company Shareholders"), as amended by an Amendment No. 1 to Agreement and Plan of Merger, dated December 21, 2000, among Parent, Merger Sub, the Company and the Company Shareholders and as further amended by an Amendment No. 2 to Agreement and Plan of Merger, dated January 16, 2001, among Parent, Merger Sub, the Company and the Company Shareholders (such agreement, as so amended, the "Merger Agreement")."

     15. The first recital of the form of Employment Agreement attached to the Merger Agreement as Exhibit E thereto is hereby amended in its entirety to read:

     "WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 25, 2000, among Parent, JCA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the Company and the shareholders of the Company party thereto (the "Company Shareholders"), as amended by an Amendment No. 1 to Agreement and Plan of Merger, dated December 21, 2000, among Parent, Merger Sub, the Company and the Company Shareholders and as further amended by an Amendment No. 2 to Agreement and Plan of Merger, dated January 16, 2001, among Parent, Merger Sub, the Company and the Company Shareholders (such agreement, as so amended, the "Merger Agreement"), the Company will be merged with and into Merger Sub; and"

     16. The first sentence of Recital C of the form of Non-Competition Agreement attached to the Merger Agreement as Exhibit F thereto is hereby amended in its entirety to read:

"Pursuant to the Agreement and Plan of Merger, dated as of October 25, 2000, by and among Parent, JCA Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), the Company and the shareholders of the Company party thereto (the "Company Shareholders"), as amended by an Amendment No. 1 to Agreement and Plan of Merger, dated December 21, 2000, among Parent, Merger Sub, the Company and the Company Shareholders and as further amended by an Amendment No. 2 to Agreement and Plan of Merger, dated January 16, 2001, among Parent, Merger Sub, the Company and the Company Shareholders (such agreement, as so amended, the "Merger Agreement"), Company will be merged with and into the Merger Sub with the Merger Sub being the surviving corporation (the "Merger"), and the issued and outstanding shares of common stock of Company will be exchanged for the right to receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock")."

     17. The first sentence of Recital A of the form of Lock-Up Agreement attached to the Merger Agreement as Exhibit G thereto is hereby amended in its entirety to read:

     "Pursuant to the Agreement and Plan of Merger, dated as of October 25, 2000, by and among Parent, JCA Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), JCA Technology, Inc., a California corporation (the "Company"), and the shareholders of the Company party thereto (the "Company Shareholders"), as amended by an Amendment No. 1 to Agreement and Plan of Merger, dated December 21, 2000, among Parent, Merger Sub, the Company and the Company Shareholders and as further amended by an Amendment No. 2 to Agreement and Plan of Merger, dated January 16, 2001, among Parent, Merger Sub, the Company and the Company Shareholders (such agreement, as so amended, the "Merger Agreement"), the Company will be merged with and into the Merger Sub with the Merger Sub being the surviving corporation (the "Merger"), and the issued and outstanding shares of common stock of the Company will be exchanged for the right to receive shares of common stock, par value $.001 per share of Parent ("Parent Common Stock")."

                                   ARTICLE II

                                   BACKGROUND

     A. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

     B. Effect of Amendment; Effective Date. This Amendment amends certain provisions of the Merger Agreement; to the extent that there are any inconsistencies between this Amendment and the Merger Agreement, the terms and conditions of this Amendment shall govern. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement. Except as otherwise expressly provided in this Amendment, the provisions of the Merger Agreement shall remain in full force and effect. This Amendment is effective as of the date first written above (the "Effective Date").


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

                                   ARTICLE III

                  BINDING COMMITMENTS OF THE PARTIES; EXECUTION

     The provisions of this Amendment shall constitute binding commitments and agreements on the part of the Parties immediately upon the execution of this Amendment by the Parties and shall be effective as of the Effective Date. This Amendment may be executed in counterparts, which as combined, shall be fully binding and effective. Further, this Amendment may also be executed by facsimile signatures (with originals to follow to the other Parties), which facsimile signatures shall also be binding and effective.

                            [Signature page follows.]





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

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

"Parent"                                       "Merger Sub"
New Focus, Inc.                                JCA Acquisition Corporation

By: /s/ William J. Potts, Jr.                  By: /s/ Timothy Day
   ------------------------------                 ------------------------------
   Name:  William J. Potts, Jr.                Name: Timothy Day
   Title: Chief Financial Officer              Title: President

"Company"                                      "Principal Shareholder"

JCA Technology, Inc.
                                               By: /s/ James Chao
                                                  ------------------------------
                                                  Name: James Chao
By: /s/ James Chao
   ------------------------------
   Name:  James Chao
   Title: President

"Company Shareholders"

 JAMES CHAO AND JOANNE
     CHAO AS TRUSTEES OF THE
     CHAO FAMILY TRUST DATED
     JUNE 8, 2000
                                               By: /s/ Justin Chao
                                                  ------------------------------
                                                  Name: Justin Chao

By: /s/ James Chao
   ------------------------------              By: /s/ Janna Chao
   Name: James Chao                               ------------------------------
   Title: Trustee                                 Name: Janna Chao

By: /s/ Joanne Chao
   ------------------------------              By: /s/ Jerad Chao
   Name: Joanne Chao                              ------------------------------
   Title: Trustee                                 Name: Jerad Chao

                                               By: /s/ David Biddle
                                                  ------------------------------
                                                  Name: David Biddle